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                                                                      EXHIBIT 24



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Fascitelli and Joseph Macnow, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (File No. 333-40701), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



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
                     SIGNATURE                                 TITLE                      DATE
                     ---------                                 -----                      ----

              /s/ DOUGLAS H. DITTRICK                         Director             September 28, 1998
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                Douglas H. Dittrick

                /s/ MARTIN N. ROSEN                           Director             September 28, 1998
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                  Martin N. Rosen
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